Exhibit 99.1

Ryman Hospitality Properties, Inc. Provides Updated Outlook for 2013

- Declares Second Quarter Dividend -

- Adjusts Conversion Rate of Notes for Dividend -

NASHVILLE, Tenn. (June 4, 2013) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today provided an updated financial outlook for 2013.

Colin V. Reed, chairman, chief executive officer and president of Ryman Hospitality Properties, stated, “We were recently informed by our manager, Marriott International that the pace of in-the-year, for-the-year group bookings has slowed for our hotels segment. Coupled with the fact that cost synergies are materializing more slowly than originally anticipated, Marriott has decided to reduce their 2013 operating forecast for our hotel business. As a result, we believe that it is prudent to modify both our revenue and profitability guidance for the year.”

While first quarter booking results, both in-the-year, for-the-year and for all future years, were positive and a cause for optimism for the remainder of 2013, recent trends indicate that performance in 2013 will be challenged by several adverse impacts. These include:

•

Lower than expected in-the-year, for-the-year group bookings – Following the completion of the transition to Marriott’s regional sales organization at the end of the first quarter, in-the-year, for-the-year group production has slowed and is not ramping up as quickly as originally forecasted. Group production in these regional sales offices has been challenged by the transition process. Marriott also reports cautiousness by corporate customers to book short-term group business.

•

Cost synergies are not being realized as quickly as anticipated – The speed with which hotel-level cost synergies would be realized during the first year of operation has been challenged by the complexity of the transition of these unique hotels.

•

Margin disruption due to conversion activities – The deployment of all new operating systems has created short-term disruption in the hotels. Property-level staff is continuing to work to fully leverage the new tools effectively, but the transition has negatively impacted operating margins.

Reed continued, “We are working with Marriott to identify opportunities to mitigate these issues and ensure that any detrimental effects of this transition are contained to our 2013 performance. Despite these near term challenges, we continue to believe in the long term value creation associated with our conversion to a REIT. Our hotels have strong advanced group business on the books for 2014 with approximately 100,000 more room nights on the books compared to the same period last year. We continue to observe solid increases in transient room night production and our projected corporate cost savings are being realized as expected. Albeit ramping up slower than was projected, the performance of our hotel assets is heading in the right direction, and we anticipate that the benefits of the Marriott relationship will materialize more significantly as the year progresses, and will have a positive impact in 2014 and beyond.”

Guidance Update:

The Company is revising its 2013 guidance on a consolidated basis and for the hospitality segment to reflect the impact of the transition-related and other issues outlined above. In addition, the Company has updated the estimated basic shares outstanding to reflect the recent share repurchase activity described below.

	Prior Guidance		Revised Guidance
	Full Year 2013		Full Year 2013
	Low	High	Low	High
Hospitality RevPAR [1]	3.0%	6.0%	-1.0%	2.0%
Hospitality Total RevPAR [1]	2.0%	5.0%	-2.0%	1.0%

Adjusted EBITDA
Hospitality	$278.0	$288.0	$255.0	$270.0
Opry and Attractions	15.0	17.0	15.0	17.0
Corporate and Other	(24.0)	(20.0)	(24.0)	(20.0)
Gaylord National Bonds [2]	12.0	12.0	12.0	12.0

Adjusted EBITDA	$281.0	$297.0	$258.0	$279.0

Adjusted FFO (excluding REIT conversion costs) [3]	$212.0	$225.0	$194.5	$213.0
REIT conversion costs (tax effected)	$19.0	$18.0	$19.0	$18.0
Adjusted FFO after REIT conversion costs [3]	$193.0	$207.0	$175.5	$195.0

Adjusted FFO per Share (excluding REIT conversion costs) [3]	$4.09	$4.34	$3.81	$4.17
Adjusted FFO per Share after REIT conversion costs [3]	$3.72	$3.99	$3.43	$3.82
Estimated basic shares outstanding	51.9	51.9	51.1	51.1

1.	Hospitality RevPAR estimated annual changes are based on 2012 RevPAR of $123.36 (as adjusted to reflect a change in room counting methods that does not exclude renovation rooms from the calculation of rooms available, per Marriott room counting methods), and Hospitality Total RevPAR estimated annual changes are based on 2012 Retail Adjusted Total RevPAR of $306.41 (as adjusted to reflect the elimination from the first three quarters of 2012 of revenues from retail operation that were outsourced to a third-party retailer beginning in the fourth quarter of 2012, as well as Marriott room counting methods; revenue adjustment amounts have been revised slightly).

2.	Interest income from Gaylord National bonds reported in estimated hospitality segment results in 2013.
3.	Adjusted FFO guidance includes a deduction for maintenance capital expenditures of $36.0 to $38.0 million.

For our definitions of RevPAR, Total RevPAR, Adjusted EBITDA, and Adjusted FFO as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income, a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, and 2012 Retail Adjusted Revenue and Total RevPAR amounts, see “Calculation of RevPAR and Total RevPAR”, “Non-GAAP Financial Measures”, “Supplemental Financial Results” and “Reconciliation of Forward-Looking Statements” below.

Second Quarter Dividend Declared

On June 3, 2013, the Company declared its second quarter cash dividend of $0.50 per share of common stock payable on July 15, 2013 to stockholders of record on June 28, 2013. It is the Company’s current plan to distribute total annual dividends of approximately $2.00 per share in cash in equal quarterly payments, subject to the board’s future determinations as to the amount of quarterly distributions and the timing thereof.

As a result of the declaration of the dividend on June 3, 2013, effective immediately after the close of business on June 26, 2013, the conversion rate of the Company’s outstanding 3.75 percent convertible notes due 2014 will adjust from a conversion rate of 44.9815 per $1,000 principal amount of notes, which is equivalent to a conversion price of $22.23, to a conversion rate of 45.5431, which is equivalent to a conversion price of $21.96. Pursuant to customary anti-dilution adjustments, effective immediately after the close of business on June 26, 2013, the strike price of our call options related to the convertible notes will be adjusted to $21.96 per share of common stock and the exercise price of the common stock warrants we issued will be adjusted in a similar manner.

Stock Repurchase Program Completed

During May 2013, the Company completed the remainder of its previously authorized $100 million share repurchase program, by repurchasing and cancelling approximately 1.0 million shares of its common stock for an aggregate purchase price of $44.3 million, which the Company funded using cash on hand and borrowings under the revolving credit line of its credit facility.

About Ryman Hospitality Properties, Inc.:

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by world-class lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat and The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland. The Company also owns and operates a number of media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for nearly 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and WSM-AM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, the effect of the Company’s election of REIT status, the amount of REIT conversion or other costs relating to the restructuring transactions, anticipated cost synergies and revenue enhancements from the Marriott relationship, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time, and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes effective for the year ending December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the effects of business disruption related to the Marriott management transition and the REIT conversion, the Company’s ability to realize cost savings and revenue enhancements from the REIT conversion and the Marriott transaction, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreements. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Forms 10-K and 10-Q. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period. We calculate retail adjusted total revenue per available room (“Retail Adjusted Total RevPAR”) for our hotels for 2012 by dividing the sum of room revenue, food & beverage, and other ancillary services revenue minus the retail inventory adjustment for the period by room nights available to guests for the period.

Under Marriott International, Inc.’s management of Gaylord Opryland, Gaylord Texan, and Gaylord National, the retail operations of such hotels were outsourced to a third party retailer beginning in the fourth quarter of 2012. The properties now receive rental lease payments rather than full retail revenue and associated expense. The net impact of this change lowered overall retail revenue for each affected property. To enable period-over-period comparison, we have based 2013 Total RevPAR guidance on 2012 Retail Adjusted Revenue and 2012 Retail Adjusted Total RevPAR figures, which reflect the elimination from the 2012 figures of retail revenues from operations that have been outsourced in the 2013 period. No adjustments were made to the Gaylord Palms’ revenue due to the fact that during all periods presented, retail operations were outsourced at that property. A presentation of actual revenue and Retail Adjusted Revenue for the 2012 period is set forth below under “Supplemental Financial Results.” 2012 retail adjustment amounts have been revised slightly.

RevPAR estimated annual change included in our guidance is based on 2012 RevPAR of $123.36 (as adjusted to reflect a change in room counting methods that does not exclude renovation rooms from the calculation of rooms available, per Marriott room counting methods), and Total RevPAR estimated annual change is based on 2012 Retail Adjusted Total RevPAR of $306.41 (as adjusted to reflect the elimination from the first three quarters of 2012 of revenues from retail operations that were outsourced to a third-party retailer beginning in the fourth quarter of 2012, as well as Marriott room counting methods).

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance: Adjusted EBITDA, Adjusted FFO and Retail Adjusted Revenue, as described above.

To calculate Adjusted EBITDA, we determine EBITDA, which represents net income (loss) determined in accordance with GAAP, plus loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; (income) loss from unconsolidated entities; interest expense; and depreciation and amortization, less interest income. Adjusted EBITDA is calculated as EBITDA plus preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains (and losses); REIT conversion costs and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA and a reconciliation of segment operating income to segment Adjusted EBITDA are set forth below under “Supplemental Financial Results.” Our method of calculating Adjusted EBITDA as used herein differs from the method we used to calculate Adjusted EBITDA as presented in press releases covering periods prior to 2013.

We calculate Adjusted FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, and gains and losses from sales of property; plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses; we also exclude written-off deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing costs; and gain (loss) on extinguishment of debt, and subtract certain capital expenditures (the required FF&E reserves for our managed properties plus maintenance capital expenditures for our non-managed properties). We also exclude the effect of the non-cash income tax benefit relating to the REIT conversion. We have presented Adjusted FFO both excluding and including REIT conversion costs. We believe that the presentation of Adjusted FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of net income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our net income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, Executive Vice President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6302
mfioravanti@rymanhp.com	babrahamson@rymanhp.com
~or~	~or~
Todd Siefert, Vice President of Corporate Finance & Treasurer	Josh Hochberg or Dan Zacchei
Ryman Hospitality Properties, Inc.	Sloane & Company
(615) 316-6344	(212) 446-1892 or (212) 446-1882
tsiefert@rymanhp.com	jhochberg@sloanepr.com; dzacchei@sloanepr.com

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

and Adjusted Funds From Operations (“AFFO”) reconciliation:

	PRIOR GUIDANCE RANGE		NEW GUIDANCE RANGE
	FOR FULL YEAR 2013		FOR FULL YEAR 2013
	Low	High	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$145,400	$152,400	$127,900	$140,400
Provision (benefit) for income taxes	(19,300)	(18,400)	(25,000)	(24,000)
Non-cash tax write-off from REIT conversion	(62,000)	(62,000)	(62,000)	(62,000)
Other (gains) and losses, net	(2,300)	(2,300)	(2,300)	(2,300)
Interest expense	60,000	64,000	60,000	63,000
Interest income	(12,000)	(12,000)	(12,000)	(12,000)

Operating Income	109,800	121,700	86,600	103,100
Depreciation and amortization	120,000	125,000	120,000	125,000

EBITDA	229,800	246,700	206,600	228,100
Non-cash lease expense	5,600	5,600	5,600	5,600
Equity based compensation	6,300	6,400	6,500	7,000
Other gains and (losses), net	2,300	2,300	2,300	2,300
Interest income	12,000	12,000	12,000	12,000
REIT conversion costs	25,000	24,000	25,000	24,000

Adjusted EBITDA	$281,000	$297,000	$258,000	$279,000

Hospitality Segment
Operating income	$156,800	$164,300	$133,800	$146,300
Depreciation and amortization	107,000	110,000	107,000	110,000

EBITDA	263,800	274,300	240,800	256,300
Non-cash lease expense	5,600	5,600	5,600	5,600
Equity based compensation	—	—	—	—
Other gains and (losses), net	2,300	2,300	2,300	2,300
Interest income	12,000	12,000	12,000	12,000
REIT conversion costs	6,300	5,800	6,300	5,800

Adjusted EBITDA	$290,000	$300,000	$267,000	$282,000

Opry and Attractions Segment
Operating income	$8,700	$9,600	$8,700	$9,600
Depreciation and amortization	5,500	6,500	5,500	6,500

EBITDA	14,200	16,100	14,200	16,100
Non-cash lease expense	—	—	—	—
Equity based compensation	600	700	600	700
Interest income	—	—	—	—
REIT conversion costs	200	200	200	200

Adjusted EBITDA	$15,000	$17,000	$15,000	$17,000

Corporate and Other Segment
Operating income	$(55,700)	$(52,200)	$(55,900)	$(52,800)
Depreciation and amortization	7,500	8,500	7,500	8,500

EBITDA	(48,200)	(43,700)	(48,400)	(44,300)
Non-cash lease expense	—	—	—	—
Equity based compensation	5,700	5,700	5,900	6,300
Interest income	—	—	—	—
REIT conversion costs	18,500	18,000	18,500	18,000

Adjusted EBITDA	$(24,000)	$(20,000)	$(24,000)	$(20,000)

Ryman Hospitality Properties, Inc.
Net income	$145,400	$152,400	$127,900	$140,400
Depreciation & amortization	120,000	125,000	120,000	125,000
Capital expenditures	(38,000)	(36,000)	(38,000)	(36,000)
Non-cash lease expense	5,600	5,600	5,600	5,600
Amortization of debt premiums/disc.	15,000	15,000	15,000	15,000
Amortization of DFC	7,000	7,000	7,000	7,000
Non-cash tax write-off from REIT conversion	(62,000)	(62,000)	(62,000)	(62,000)
Loss (gain) on debt extinguishment	—	—	—	—

Adjusted FFO	193,000	207,000	175,500	195,000
REIT conversion costs (tax effected)	19,000	18,000	19,000	18,000

Adjusted FFO excl. REIT conversion costs	$212,000	$225,000	$194,500	$213,000

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

Unaudited

(in thousands, except operating metrics)

	Twelve Months Ended Dec. 31,
	2012 Actual	2012 Adjusted
Hospitality Segment
OtherPAR	$186.40	$183.05
Total RevPAR	$310.21	$306.41

Revenue	$916,041	$908,146

Gaylord Opryland
OtherPAR	$159.86	$155.48
Total RevPAR	$273.69	$269.31

Revenue	$288,693	$284,074

Gaylord Texan
OtherPAR	$232.69	$229.28
Total RevPAR	$362.07	$358.66

Revenue	$200,235	$198,347

Gaylord National
OtherPAR	$192.45	$190.55
Total RevPAR	$331.78	$329.88

Revenue	$242,379	$240,988

Notes:

2012 adjusted revenue, OtherPAR and Total RevPAR reflect the impact from outsourcing the retail operations at Opryland, Texan and National. Revenue adjustment amounts have been revised slightly.

2012 adjusted OtherPAR and Total RevPAR reflect Marriott accounting procedures and do not exclude renovation rooms from the calculation of rooms available which is different from how the Company has accounted for renovation rooms in the past.